UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 19, 2011

GLOBAL PHARM HOLDINGS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152286	20-8767223
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

25/F New World Center, No. 6009 Yitian Road, Futian District, Shenzhen,
People’s Republic of China
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  86-755-83230226

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On September 19, 2011, Global Pharm Holdings Group, Inc. (“Global Pharm” or the “Company”), entered into a Subscription Agreement (the “Subscription Agreement”) with Mr. Yin Yun-lu (the “Major Shareholder”) and Blazer Delight Limited (the “Purchaser”), pursuant to which the Company will issue redeemable convertible bonds (the “Bonds”) in the aggregate principal amount of $15,000,000. The Bonds will mature two years from the date of issuance (the “Maturity Date”) and do not bear any interest.

In connection with the completion of the transactions contemplated by the Subscription Agreement, on September 21, 2011, the Company entered into several agreements, further details of which are set out below:

Bond Instrument

The Company executed the Bond Instrument in relation to the initial issuance of the Bonds in the aggregate principal amount of $10,000,000 in favor of the Purchaser.

Conversion

The holder of the Bonds may elect at any time on or prior to the Maturity Date to convert all or part of the outstanding principal amount of the Bonds which is an integral multiple of $50,000. At such option of the holder or in the event of a mandatory conversion upon the occurrence of a Liquidity Event (as defined in the Subscription Agreement), the Bonds are convertible into common stock of the Company at a price of $5.00 per share, which conversion price is subject to customary weighted average and stock-based anti-dilution protection.

Redemption

The Company is required to redeem the Bonds in whole in favor of the holder at a redemption amount which is equal to the sum of (i) the whole principal amount of all of the Bonds and (ii) a premium representing a 25% IRR (as defined in the Investor Rights Deed) per annum from the date of issue of the Bonds up to the time of receipt by all of the Bondholders of such premium payment, calculated based on the aggregate principal amount of the Bonds originally issued, in the event that a QIPO (as defined in the Bond Instrument) has not been completed by the date falling nine months from the date of the Bond Instrument. Any amount of the Bonds which remain outstanding on the Maturity Date shall be redeemed thereon at its then outstanding principal amount.

Transfer of the Bonds

No Bonds may be assigned or transferred within the first six months immediately following the date of the Bond Instrument. Furthermore, the holder is only permitted to assign or transfer the Bonds if (i) to a bank or financial institution or a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, excluding for this purpose any hedge fund which is engaged principally in the short-selling of equity securities and (ii) provided that the purchaser and/or transferee of the Bonds agrees to hold the Bonds purchased for at least 60 days after such purchase or transfer.

Events of Default

The Bonds contain standard events of default, upon the occurrence of which the Bonds shall be immediately due and payable, including: (i) default in the re-payment of principal and the payment of any premium in respect of any of the Bonds, (ii) any default by any of the Obligors (as defined in the Bond Instrument) in performance or observance of any obligation, covenant, condition or provision under the Finance Documents (as defined in the Bond Instrument) and not remedied within ten days after receipt of notice of such default, (iii) insolvency, winding-up or dissolution of the Company or any of its material subsidiaries, (iv) any disposal by the Company or any of its material subsidiaries of all or substantially all of the assets owned by the Company or such subsidiary, (v) Mr. Yin Yun-lu ceasing to serve as Chairman of the Company, (vi) any government condemnation, seizure or otherwise appropriation of all or a substantial part of the assets of the Company or any material subsidiary, (vii) the guarantees associated with the Subscription Agreement not in full force and effect and (viii) any forced removal of the Bondholder Director or Observer (both as defined in the Investor Rights Deed), subject to certain exceptions.

Bond Security

The Bonds are secured by (i) a share charge given by the Major Shareholder over certain of his shares in the Company, (ii) a guarantee from each of the Major Shareholder and the Corporate Guarantors (as defined in the Bond Instrument) and (iii) an assignment agreement entered into between the Company and the Purchaser relating to an assignment of all relevant indebtedness owed to the Company by any of its subsidiaries (the “Assignment Agreement”).

Investor Rights Deed

The Company also entered into an Investor Rights Deed with the Major Shareholder and the Purchaser, to govern certain rights of the Purchaser as holder of the Bonds, and the relationship amongst the parties, with respect to the Company.

Rights of the Purchaser

The Investor Rights Deed sets forth certain rights of the Purchaser, including but not limited to the right to: (i) appoint one individual to the Company’s board of directors (the “Bondholder Director”) and designate one observer to attend and speak at all board meetings (the “Observer”), (ii) inspect files and records of the Company and its subsidiaries and (iii) information with regard to the Company’s financial statements, annual budget and progress reports on any plans in relation to the listing of any part of the Company’s business on any stock exchange.

In addition, the Purchaser has the right to veto certain corporate actions taken by the Company, which restrict the Company’s ability to do the following without the consent of the Purchaser: (i) amend the certificate of incorporation of the Company or its by-laws or the rights attached to any class of shares, (ii) materially alter the nature or geographical area of the Company’s business, (iii) any merger, demerger, consolidation, corporate reconstruction or amalgamation with any other company or any direct or indirect change of control of the Company or any reorganization or restructuring, (iv) acquisition of any shares or other interest or participation in any company or other undertaking for an aggregate consideration in each case of $2,000,000 or more, (v) incur capital expenditures in excess of the amount which is 10% more than the total capital expenditure provided for in the Company’s budget in any fiscal year, (vi) any Issuance (as defined in the Investor Rights Deed), subject to certain exceptions, (vii) incur any financial indebtedness from the date of the Investor Rights Deed in an amount exceeding $2,000,000 in aggregate, (viii) grant any encumbrance over any asset other than any other encumbrance which is expressly detailed in the latest financial statements of the Company, (ix) use of the proceeds from the issue and sale of the Bonds other than as expressly permitted pursuant to the Subscription Agreement, (x) pay dividends or make any other distribution on shares of the Company’s capital stock and (xi) any actions in respect of the removal or potential removal of the Bondholder Director and/or the Observer, subject to certain exceptions. Such veto rights shall terminate upon the completion of a QIPO by the Company.

Covenants of the Company

The Company undertook, among others, to effect a QIPO and to list the shares of the Company prior to June 30, 2012.

Lock-In Arrangements

The Purchaser is subject to a lock-in undertaking for a period commencing the date of the Investor Rights Deed and ending on the Free to Trade Date, i.e., the date falling six months from the first date on which the shares of the Company have started trading pursuant to any listing on a securities exchange (the “Trading Date”). Pursuant to such lock-in arrangements, the Purchaser shall not (i) dispose of or enter into, or agree to enter into, any transaction to dispose of, the legal beneficial or any other interests in or rights over any shares of the Company held by the Purchaser or its affiliates or assigns. Furthermore, the Purchaser will enter into a lock-up agreement with the underwriters for any QIPO undertaken by the Company at the same time as the Major Shareholder. Such lock-in arrangements shall terminate on the date which is nine months after the Trading Date.

Post-QIPO IRR Payments

The Major Shareholder has undertaken, in the event that the Purchaser disposes of some or all of its conversion shares in one or more transactions following the completion of a QIPO but on or prior to the 90th day immediately following the Free to Trade Date and receives an aggregate consideration for such disposal which is less than the Target IRR Price (as defined in the Investor Rights Deed) in respect of that part of the principal amount of the Bonds that was converted into the conversion shares that are the subject of such disposal, to pay to the Purchaser the difference by which the consideration received by the Purchaser falls short of the Target IRR Price.

Assignment Agreement

The Company entered into the Assignment Agreement as security for its payment and performance of all obligations and liabilities under the Finance Documents in favor of the Purchaser as holder of the Bonds.

Pursuant to the Assignment Agreement, the Company charges and assigns to the Purchaser, all its rights relating to all and any indebtedness owed to it by any of its subsidiaries for or in respect of (a) moneys borrowed, (b) amounts raised pursuant to a credit or loan facility, (c) amounts raised pursuant to a note issuance, (d) amounts raised under any other transaction that has the commercial effect of a borrowing or (e) any guarantee of any nature whatsoever provided in respect of any obligation of a type described in (a) through (d).

References to, and descriptions of, the Bond Instrument, the Subscription Agreement, the Investor Rights Deed and the Assignment Agreement as set forth herein are not intended to be complete and are qualified in their entirety by reference to such Bond Instrument and agreements, a copy each of which are filed hereto as Exhibits 4.1,10.1, 10.2 and 10.3, respectively. All statements made herein concerning the foregoing Bond Instrument and agreements are qualified by reference to said Exhibits.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02      Unregistered Sales of Equity Securities

The disclosure set forth above under Item 1.01 is incorporated by reference into this Item 3.02. The Bonds described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. At the time of their issuance, the Bonds and any shares of common stock issued upon conversion thereof will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

Item 9.01      Financial Statements and Exhibits

Exhibit 4.1 – Bond Instrument
Exhibit 10.1 – Subscription Agreement
Exhibit 10.2 – Investor Rights Deed
Exhibit 10.3 – Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2011		Global Pharm Holdings Group, Inc.

	By:	/s/ An Fu
An Fu
Chief Financial Officer